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                                                                    Exhibit 23.7

                        CONSENT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
THE BNR GROUP OF COMPANIES:



We consent to the incorporation by reference in the Registration Statement for the registration of up to 10,750,000 shares of its common stock on Form S-8 dated January 7, 1999 of United Rentals, Inc. of our report dated February 3, 1998, with respect to the combined financial statements of BNR Group of Companies as of March 31, 1997 and 1996 which report appears in the Form 8-K/A of United Rentals, Inc. dated February 4, 1998.


KPMG LLP
Waterloo, Canada
January 8, 1999